SUB-ADVISORY AGREEMENT

         SUB-ADVISORY   AGREEMENT,   dated   July  7,
1998, between Fischer Francis Trees & Watts, Inc., a New York Corporation (the "Adviser") and Fischer
Francis Trees & Watts a corporation organized under the laws of the United Kingdom (the "Sub-Adviser").

         In consideration of the mutual agreements herein made, the parties hereto agree as follows:

         1.       Attorney-in-Fact.    The    Adviser
appoints the Sub-Adviser as its  attorney-in-fact  to
invest and reinvest  the assets of the  International
Opportunities  Portfolio  (the  "Portfolio")  of FFTW
Funds,  Inc.  (the  "Fund"),  as fully as the Adviser
could  do.  The   Sub-Adviser   hereby  accepts  this
appointment.

         2.       Duties  of  the  Sub-Adviser.   (a)
The    Sub-Adviser    shall   be   responsible    for
coordinating   with  the  Adviser  in  managing   the
investment  portfolio  of the  Portfolio,  including,
without limitation,  providing  investment  research,
advice   and   supervision,   determining   with  the
Adviser   which   portfolio   securities   shall   be
purchased or sold by the  Portfolio,  purchasing  and
selling  securities  on behalf of the  Portfolio  and
determining  with the  Adviser  how  voting and other
rights with  respect to portfolio  securities  of the
Portfolio  shall be  exercised,  subject in each case
to the  control  of the  Board  of  Directors  of the
Fund  (the  "Board")  and  in  accordance   with  the
objectives,    policies   and   principles   of   the
Portfolio  set forth in the  Registration  Statement,
as  amended,  of the Fund,  the  requirements  of the
Investment  Company  Act of 1940,  as  amended,  (the
"Act")  and  other   applicable  law.  In  performing
such  duties,  the  Sub-Adviser  shall  provide  such
office   space,   and  such   executive   and   other
personnel  as shall be necessary  for the  operations
of  the  Portfolio.  In  managing  the  Portfolio  in
accordance  with the  requirements  set forth in this
paragraph  2, the  Sub-Adviser  shall be  entitled to
act upon  advice of counsel  to the Fund,  counsel to
the Adviser or counsel to the Sub-Adviser.
         (b)  Subject to  Section 36 of the Act,  the
Sub-Adviser  shall not be liable  to the  Adviser  or
the Fund for any  error of  judgment  or  mistake  of
law or for any  loss  arising  out of any  investment
or for any act or omission in the  management  of the
Portfolio  and the  performance  of its duties  under
this  Agreement  except for losses arising out of the
Sub-Adviser's  bad  faith,   willful  misfeasance  or
gross  negligence  in the  performance  of its duties
or  by  reason  of  its  reckless  disregard  of  its
obligations  and duties under this  Agreement.  It is
agreed   that   the   Sub-Adviser   shall   have   no
responsibility  or  liability  for  the  accuracy  or
completeness  of the  Fund's  Registration  Statement
under the Act and the  Securities  Act of 1933 except
for  information  supplied  by  the  Sub-Adviser  for
inclusion   therein   about  the   Sub-Adviser.   The
Adviser agrees to indemnify the  Sub-Adviser  for any
claims,   losses,   costs,   damages,   or   expenses
(including  fees and  disbursements  of counsel,  but
excluding  the ordinary  expenses of the  Sub-Adviser
arising  from  the  performance  of  its  duties  and
obligations   under   this   Agreement)    whatsoever
arising  out of the  performance  of  this  Agreement
except for those claims,  losses,  costs, damages and
expenses   resulting  from  the   Sub-Adviser's   bad
faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (c) The  Sub-Adviser  and its  officers  may
act and  continue to act as  investment  advisers and
managers for others (including,  without  limitation,
other  investment  companies),  and  nothing  in this
Agreement  will in any way be deemed to restrict  the
right  of  the  Sub-Adviser  to  perform   investment
management  or other  services  for any other  person
or entity,  and the  performance of such services for
others  will not be  deemed to  violate  or give rise
to any duty or obligation to the Fund.
         (d)  Except  as  provided  in  Paragraph  5,
nothing  in this  Agreement  will  limit or  restrict
the  Sub-Adviser  or any of its officers,  affiliates
or employees  from buying,  selling or trading in any
securities   for  its  or  their   own   account   or
accounts.   The   Adviser   acknowledges   that   the
Sub-Adviser   and   its   officers,   affiliates   or
employees,  and its  other  clients  may at any  time
have,  acquire,  increase,  decrease  or  dispose  of
positions  in  investments  which  are  at  the  same
time being  acquired  or  disposed of for the account
of  the  Portfolio.  The  Sub-Adviser  will  have  no
obligation  to acquire  for the  Portfolio a position
in  any  investment   which  the   Sub-Adviser,   its
officers,  affiliates  or  employees  may acquire for
its or  their  own  accounts  or for the  account  of
another  client,  if in the  sole  discretion  of the
Sub-Adviser,  it is  not  feasible  or  desirable  to
acquire  a  position  in  such   investment  for  the
account of the Portfolio.

         3.       Expenses.   The  Sub-Adviser  shall
pay   all   of  its   expenses   arising   from   the
performance of its  obligations  under this Agreement
except  as   provided   in   Section   2(b)  of  this
Agreement.

         4.       Compensation.  (a)        As
compensation  for  the  services  performed  and  the
facilities    and    personnel    provided   by   the
Sub-Adviser  pursuant to this Agreement,  the Adviser
will pay to the  Sub-Adviser  promptly  at the end of
each calendar  month,  a fee,  calculated on each day
during  such  month,  at an  annual  rate of 0.40% of
the  Portfolio's   average  daily  net  assets.   The
Sub-Adviser  shall be entitled to receive  during any
month such interim  payments of its fee  hereunder as
the  Sub-Adviser  shall  request,  provided  that  no
such  payment  shall exceed 50% of the amount of such
fee then  accrued  on the  books of the  Adviser  and
unpaid.
         (b)   If   the   Sub-Adviser   shall   serve
hereunder  for less than the whole of any month,  the
fee payable hereunder shall be prorated.
         (c) For  purposes  of this  Section  4,  the
"average  daily net  assets" of the  Portfolio  shall
mean  the  average  of  the  values   placed  on  the
Portfolio's net assets on each day pursuant to the applicable provisions of the Fund's Registration
Statement, as amended.

         5.       Purchase  and  Sale of  Securities.
The  Sub-Adviser  shall purchase  securities  from or
through  and  sell  securities  to  or  through  such
persons,   brokers  or  dealers  as  the  Sub-Adviser
shall  deem  appropriate  in order  to carry  out the
policy with  respect to the  allocation  of portfolio
transactions   as  set  forth  in  the   Registration
Statement of the Fund, as amended, or as the Board may direct from time to time. The Sub-Adviser will use its reasonable best efforts to execute all purchases and sales with dealers and banks on a best net price basis. Neither the Sub-Adviser nor any of its officers, affiliates, or employees will act as principal or receive any compensation from the Portfolio in connection with the purchase or sale of investments for the Portfolio other than the fee referred to in Paragraph 4 hereof.

         6.       Term of Agreement.  This  Agreement
shall  continue  in full force and  effect  until two
years  from the date  hereof,  and will  continue  in
effect   from  year  to  year   thereafter   if  such
continuance  is  approved  in the manner  required by
the  Act,   provided  that  this   Agreement  is  not
otherwise   terminated.   The   Sub-Adviser  and  the
Adviser may  terminate  this  Agreement  at any time,
without  payment of  penalty,  upon 60 days'  written
notice  to any  other  party  hereto.  The  Fund  may
terminate   this   Agreement   with  respect  to  the
Portfolio  at any time,  without  payment of penalty,
on 60 days'  written  notice  to the  Sub-Adviser  by
vote  of  either  the  Board  or a  majority  of  the
outstanding  stockholders  of  the  Portfolio.   This
Agreement will automatically terminate in the event of its assignment (as defined by the Act).

         7.       Fee   Waivers.    The   Sub-Adviser
agrees to waive  all or a  portion  of its fee to the
extent  necessary  to meet the  expense cap stated in
the  Fund's  Registration   Statement,   as  amended,
based on a formula  whereby the Adviser,  Sub-Adviser
and  Administrator  share in the waiving of fees on a
prorata   basis   (based   on  their   relative   fee
schedules) so long as the Adviser and Administrator continues to voluntarily waive its fees.

         8.       Miscellaneous.    This    Agreement
shall be  governed  by and  construed  in  accordance
with the  laws of the  State  of New  York.  Anything
herein   to  the   contrary   notwithstanding,   this
Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.

         IN  WITNESS  WHEREOF,  the  Adviser  and the
Sub-Adviser   have  caused  this   Agreement   to  be
executed by their duly authorized officers as of the date first written above.


ATTEST
FISCHER FRANCIS TREES & WATTS

By:_______________________
By:_______________________


Simon G. Hard
General Manager


ATTEST
FISCHER FRANCIS TREES & WATTS, INC.

By:/s/Stephen Francis
   Stephen Francis

By:_______________________
   Stephen P. Casper
   Managing Director